SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2004

BOSTON LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (617) 425-0200

Item 5. Other Events

On February 12, 2004, the Securities and Exchange Commission declared the Company’s resale registration statement on Form S-3 effective. The Company filed this registration statement pursuant to a registration rights agreement entered into in December 2003 in connection with the private placement of the Company’s Series E preferred stock and warrants to purchase the Company’s common stock. The Company will not receive any proceeds from sales of common stock by the selling shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES INC.

Date: February 12, 2004	By:	/s/ Joseph Hernon
	Name:	Joseph Hernon
	Title:	Chief Financial Officer and Secretary